FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of December 31, 2012 (the “Effective Date”) by and between Cyalume Specialty Products, Inc., a Delaware corporation (the “Company”), and James G. (Jamie) Schleck (“Employee”).

RECITALS

A.      The Company and Employee have previously entered into an employment agreement, effective as of September 1, 2011 (the “Employment Agreement”); and

B.      The Company and Employee desire to amend the Employment Agreement on the terms provided for herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.      As of the Effective Date, Schedule 1 to the Employment Agreement is hereby deleted in its entirety and replaced with the amended and restated Schedule 1 attached hereto.

2.      Except as amended hereby, all of the terms of the Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

3.      This Amendment may be executed and delivered in counterparts and by facsimile or in PDF transmitted by email, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

4.      No amendment or modification of this Amendment shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto for that express purpose. The validity and effect of this Amendment and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the State of Delaware without regard to its conflicts of laws or principles.

[The Remainder of this Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement effective as of the date set forth above.

Company:

CYALUME SPECIALTY PRODUCTS, Inc.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer and Secretary

Employee:

/s/ James G. Schleck
James G. Schleck

SCHEDULE 1

TO EMPLOYMENT AGREEMENT OF

James G. (Jamie) Schleck

(as amended and restated as of December 31, 2012)

1.	Salary. The Company shall pay Employee an annual base salary (“Base Salary”) of Two Hundred Fifteen Thousand Dollars ($215,000), at normal payroll intervals and less applicable deductions and withholdings, which shall be subject to annual review and potential increase at the sole discretion of the Board of Directors of the Company.

2.	Cash Bonus. During the term of the Employment Agreement, Employee shall be eligible for an annual bonus for each fiscal year of the Company (“Bonus”), commencing with the fiscal year ending December 31, 2013, subject to the terms and conditions of this Section. The payment and amount of any Bonus for a given fiscal year shall be based on performance targets mutually agreed upon by the Company and Employee in writing for such fiscal year (the “Annual Performance Targets”); provided that 50% of each Bonus shall be based on the financial performance of Cyalume Technologies Holdings, Inc. (“Parent”) and its subsidiaries, on a consolidated basis (and, if applicable, shall be the same performance target applicable to Parent’s Chief Executive Officer and Chief Operating Officer) (the “Parent Bonus”), and 50% of each Bonus shall be based on the financial performance of the Company (the “Company Bonus”). The Annual Performance Targets for each fiscal year during the term of the Employment Agreement shall be established within forty-five (45) days after the beginning of such fiscal year. If the Annual Performance Targets for Parent are met or exceeded for a given fiscal year, the total amount of the Parent Bonus for such fiscal year shall equal 25% of the annualized rate of the Base Salary in effect as of the end of such fiscal year, and if the Annual Performance Targets for the Company are met or exceeded for a given fiscal year, the total amount of the Company Bonus for such fiscal year shall equal 25% of the annualized rate of the Base Salary in effect as of the end of such fiscal year. If the Annual Performance Targets for Parent and/or the Company are not met for a given fiscal year, the amount of the Parent Bonus and/or Company Bonus, as applicable, for such fiscal year shall equal, with respect to the Annual Performance Target for Parent and/or the Company, as applicable, 25% of the annualized rate of the Base Salary in effect as of the end of such fiscal year, less 2% of such annualized rate for each 1% by which Parent’s or the Company’s performance, as applicable, failed to meet the applicable Annual Performance Targets for such fiscal year. Provided Employee has not been terminated under Section 8(a) of the Employment Agreement (for “cause” by the Company) prior to the payment thereof, Employee shall be eligible for (i) a Bonus for each fiscal year on the last day of which Employee is employed hereunder and (ii) if Employee’s employment hereunder is terminated other than on the last day of a fiscal year, a pro-rated Bonus for the fiscal year during which Employee’s employment hereunder is terminated, based on the number of full calendar months Employee was employed hereunder during such fiscal year. Any Bonus earned for any full or partial fiscal year shall be paid in the following fiscal year within 30 days after Parent’s audited financial statements are issued, but in no event later than June 30th of such following fiscal year regardless of whether such audited financial statements are issued by such date.

3.	Benefits. Employee shall be provided with health, life, and disability insurance coverages and other similar benefits substantially equivalent to those provided to employees of the Company and their families from time to time, all in accordance with the standard policies of the Company. Employee shall be permitted to participate in the Company’s 401(k) Retirement Plan.